Exhibit 99.1

Item 6.	Selected Financial Data

The following selected consolidated financial data is derived from our audited consolidated financial statements for the periods presented and should be read in conjunction with the more detailed information therein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this annual report. Operating results are not necessarily indicative of future performance.

Selected Consolidated Financial and Other Data

(dollars in thousands, except per share amounts)

	For the Year Ended December 31,
	2004 (E)	2003	2002	2001	2000 (A)
Consolidated Statement of Operations Data:
Interest income	$224,024	$170,420	$107,143	$57,904	$47,627
Interest expense	52,590	40,364	27,728	27,366	34,696
Net interest income before credit recoveries (losses)	171,434	130,056	79,415	30,538	12,931
Credit (losses) recoveries	(726)	389	432	(3,608)	(5,449)
Gains (losses) on sales of mortgage assets	144,950	144,005	53,305	37,347	(826)
Losses on derivative instruments	(8,905)	(30,837)	(36,841)	(3,953)	—
Impairment on mortgage securities – available for sale	(15,902)	—	—	—	—
General and administrative expenses	231,455	174,408	84,594	46,505	3,017
Income from continuing operations	121,957	111,996	48,761	32,308	5,626
Loss from discontinued operations, net of income tax (C)	(6,568)	—	—	—	—
Net income available to common shareholders	109,124	111,996	48,761	32,308	5,626
Basic income per share:
Income from continuing operations available to common shareholders	$4.57	$5.04	$2.35	$1.61	$0.26
Loss from discontinued operations, net of income tax (C)	(0.26)	—	—	—	—

Net income available to common shareholders	$4.31	$5.04	$2.35	$1.61	$0.26
Diluted income per share:
Income from continuing operations available to common shareholders	$4.49	$4.91	$2.25	$1.51	$0.25
Loss from discontinued operations, net of income tax (C)	(0.25)	—	—	—	—

Net income available to common shareholders	$4.24	$4.91	$2.25	$1.51	$0.25

	As of December 31,
	2004	2003	2002	2001	2000 (A)
Consolidated Balance Sheet Data:
Mortgage Assets:
Mortgage loans	$807,121	$792,709	$1,133,509	$365,560	$375,927
Mortgage securities – available-for-sale	489,175	382,287	178,879	71,584	46,650
Mortgage securities – trading	143,153	—	—	—	—
Total assets	1,861,311	1,399,957	1,452,497	512,380	494,482
Borrowings	1,295,422	1,005,516	1,225,228	362,398	382,437
Stockholders’ equity	426,344	300,224	183,257	129,997	107,919

	For the Year Ended December 31,
	2004	2003	2002	2001	2000
Other Data:
Loans originated and purchased, principal	$8,486,028	$5,994,492	$2,781,539	$1,333,366	$719,341
Loans securitized, principal	$8,329,804	$5,319,435	$1,560,001	$1,215,100	$584,350
Nonconforming loans sold, principal	$—	$151,210	$142,159	$73,324	$172,839
Loan servicing portfolio, principal	$12,151,196	$7,206,113	$3,657,640	$1,994,448	$1,112,615
Annualized return on assets	6.48%	8.24%	6.31%	6.03%	0.97%
Annualized return on equity	31.69%	48.92%	31.61%	27.04%	5.50%
Taxable income (loss) available to common shareholders (D)	$250,501	$137,851	$49,511	$5,221	$(2)
Taxable income (loss) per common share (B) (D)	$9.04	$5.64	$2.36	$0.45	$—
Dividends declared per common share (B)	$6.75	$5.04	$2.15	$0.48	$—
Dividends declared per preferred share	$2.11	$—	$—	$1.08	$0.49

(A)	Does not include the assets, liabilities, equity and results of operations for NFI Holding Corporation. The common stock of NFI Holding Corporation was acquired on January 1, 2001.

(B)	On January 29, 2003, a $0.165 special dividend related to 2002 taxable income was declared per common share.

(C)	Discussion and detail regarding the loss from discontinued operations is provided in Note 14 to the consolidated financial statements.

(D)	Taxable income (loss) for years prior to 2004, are actual while 2004 taxable income is an estimate. For a reconciliation of taxable income to GAAP income see “Income Taxes” included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The common shares outstanding as of the end of each period presented is used in calculating the taxable income (loss) per common share.

(E)	Reclassified to conform to current year presentation in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as described in Note 14 to the consolidated financial statements.

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